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                                                                   EXHIBIT 10.05


                                   ARTICLE VI

                               REGISTRATION RIGHTS

         6.1 CERTAIN DEFINITIONS. As used in this Article VI, the following terms shall have the following respective meanings:

         "Holder" means the person who is then the record owner of Registrable Securities which have not been sold to the public.

         "Initiating Holders" means any Purchaser or its assignees who in the aggregate are holders of at least twenty-five percent (25%) of either the Series A Registrable Securities held by all Purchasers and their assigns or Series C Registrable Securities held by all Purchasers and their assigns.

         "Registrable Securities" means, collectively, the Series A Registrable Securities and the Series C Registrable Securities.

         The term "register" means to register under the Act and applicable state securities laws for the purpose of effecting a public sale of securities.

         "Registration Expenses" means all expenses incurred by the Company in compliance with Sections 6.2, 6.3 or 6.5 hereof, including, without limitation, all registration and filing fees, printing expenses, transfer taxes, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of one counsel for all the selling Holders and other security holders, and the expense of any special audits incident to or required by any such registration.

         "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.

         "Series A Registrable Securities" means (i) all of the Conversion Shares issued or issuable upon conversion of the shares of Series A Preferred Stock and Series B Preferred Stock owned by the Purchasers, (ii) all of the shares of Common Stock issued or issuable upon exercise of any Warrants owned by the Purchasers, (iii) all other shares of Common Stock now owned or hereafter acquired by any Purchaser, (iv) all shares of Common Stock issuable with respect to securities of the Company convertible into or exercisable for shares of Common Stock now owned or hereafter acquired by any Purchaser and (v) any Common Stock issued in respect of the shares described in clauses (i) through (iv) upon any stock split, stock dividend, recapitalization or other similar event.

         "Series C Registrable Securities" means (i) all of the Conversion Shares issued or issuable upon conversion of the shares of Series C Preferred Stock (ii) all other shares of Common Stock now owned or hereafter acquired by any Purchaser, (iii) all shares of Common Stock issuable with respect to securities of the Company convertible into or exercisable for shares of Common Stock now owned or hereafter acquired by any Purchaser and (iv) any


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Common Stock issued in respect of the shares described in clauses (i) through
(iii) upon any stock split, stock dividend, recapitalization or other similar event.

         6.2      REQUESTED REGISTRATIONS.

                  (a) If at any time after the earlier to occur of (i) an initial public offering of equity securities of the Company or (ii) the third anniversary of the date hereof, but in no event within 180 days of a registration effected by the Company, the Company shall receive from one or more of the Initiating Holders a written request that the Company effect the registration of either the Series A Registrable Securities or Series C Registrable Securities, in each case, representing at least twenty-five percent (25%) of the Series A Registrable Securities or Series C Registrable Securities, as the case may be (or any lesser percentage if the reasonably anticipated aggregate price to the public of the Registrable Securities to be included in such registration would exceed $5 million) in connection with a firm commitment underwriting managed by a nationally recognized underwriter, the Company will:

                  (i) promptly give written notice of the proposed registration to all other Holders; and

                  (ii) as soon as practicable, use all commercially reasonable efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of such portion of such Registrable Securities as are specified in such request, together with such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within thirty days after receipt of such written notice from the Company. If the underwriter managing the offering advises the Holders who have requested inclusion of their Registrable Securities in such registration that marketing considerations require a limitation on the number of shares offered, such limitation shall be imposed PRO RATA among such Holders who requested inclusion of Registrable Securities in such registration according to the number of Registrable Securities each such Holder requested to be included in such registration. Neither the Company nor any other shareholder may include shares in a registration effected under this Section 6.2 without the consent of the Holders holding a majority of the Registrable Securities sought to be included in such registration if the inclusion of shares by the Company or the other shareholders would limit the number of Registrable Securities sought to be included by the Holders or reduce the offering price thereof. No registration initiated by Initiating Holders hereunder shall count as a registration under this Section 6.2 unless and until it shall have been declared effective.

                  (b) SELECTION OF UNDERWRITER. The underwriter of any underwriting requested under this Section 6.2 shall be selected by the Holders holding a majority of the Registrable Securities included therein and the Company.

                  (c) LIMITATION. The holders of the Series A Registrable Securities shall not be permitted to require more than three registrations under this Section 6.2 and the holders of the Series C Registrable Securities shall not be permitted to require more than three registrations


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under this Section 6.2. The Purchasers and the Company agree that each of CMG,
ZSC and BBV shall be permitted to initiate at least one registration available to the Holders of Series A Registrable Securities under this Section 6.2 so long as such Holder is an Initiating Holder. Accordingly, in the event that CMG, ZSC or BBV initiates the first registration under this Section 6.2 without the other party, then the other parties shall be permitted to initiate the second and third registrations available to the Holder of Series A Registrable Securities under this Section 6.2. Nothing in this Section 6.2(c) shall restrict any Purchaser from joining in a registration under this Section 6.2 once the Initiating Holders have requested a registration.

         6.3      "PIGGY BACK" REGISTRATIONS.

                  (a) If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their registration rights, other than a registration relating solely to employee benefit plans, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                  (i) Promptly give to each Holder of Registrable Securities written notice thereof (which shall include the number of shares the Company or other security holder proposes to register and, if known, the name of the proposed underwriter); and

                  (ii) Use its reasonable best efforts to include in such registration all the Registrable Securities specified in a written request or requests, made by any Holder within twenty (20) days after the date of delivery of the written notice from the Company described in clause (i) above. If the underwriter advises the Company that marketing considerations require a limitation on the number of shares offered pursuant to any registration statement, then the maximum amount that the underwriter considers saleable shall be apportioned: First, to the Company to the extent of the shares to be registered for its own account, second, PRO RATA among the selling Holders according to the number of Registrable Securities each Holder requested to be included in the registration statement, and then PRO RATA among all other selling shareholders according to the number of shares each shareholder requested to be included in the registration statement.


                  (b) The Company shall select the underwriter for an offering made pursuant to this Section 6.3.

         6.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 6.2, 6.3 or 6.5 shall be paid by the Company. All Selling Expenses incurred in connection with any such registration, qualification or compliance shall be borne by the holders of the securities registered, pro rata on the basis of the number of their shares so registered.


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         6.5      REGISTRATION ON FORM S-3. The Company shall use its reasonable best efforts to qualify for registration on Form S-3 or any comparable or successor form; and to that end the Company shall register (whether or not required by law to do so) the Common Stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Article VI, the Holders of Registrable Securities shall have the right to request an unlimited number of registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided that in no event shall the Company be required to register shares more than one time in any six month period or with an aggregate market value of less than $1,000,000.

         6.6 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Article VI, the Company will keep each Holder of Registrable Securities included in such registration advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will do the following for the benefit of such Holders:

                  (a) Keep such registration effective for a period of one hundred twenty days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs, and amend or supplement such registration statement and the prospectus contained therein from time to time to the extent necessary to comply with the Act and applicable state securities laws;

                  (b) Use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration under the applicable securities or "blue sky" laws of such jurisdictions as the selling shareholders may reasonably request; provided, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified or to take any action which would subject it to the service of process in suits other than those arising out of such registration;

                  (c) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

                  (d) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 6.2 hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and is entered into by all of the Holders included in such registration;

                  (e) To the extent then permitted under applicable professional guidelines and standards, obtain (i) an opinion dated the effective date of the registration statement, of counsel representing the Company for the purposes of such registration in form and substance as is


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customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of the Registrable Securities and (ii) a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters and an opinion from the Company's counsel in customary form and covering such matters of the type customarily covered in a public issuance of securities, in each case addressed to the Holders, and provide copies thereof to the Holders; and

                  (f) Permit the counsel to the selling shareholders whose expenses are being paid pursuant to Section 6.4 hereof to inspect and copy such corporate documents as he may reasonably request.

         6.7      INDEMNIFICATION.

                  (a) The Company will, and hereby does, indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of the Act, with respect to which registration, qualification or compliance has been effected pursuant to this Article VI, and each underwriter, if any, and each person who controls such underwriter within the meaning of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or the Exchange Act or securities act of any state or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, whether or not resulting in any liability, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) based upon written information furnished to the Company by any Holder or underwriter and stated to be specifically for use therein.

                  (b) Each Holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each other Holder and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Act and the rules and regulations thereunder, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a

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material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holder's directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, whether or not resulting in liability, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the net proceeds received by such Holder upon sale of his securities.

                  (c) Each party entitled to indemnification under this Section
6.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the failure of any Indemnifying Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Section 6.7 (except and to the extent the Indemnifying Party has been prejudiced as a consequence thereof). The Indemnifying Party will be entitled to participate in, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, at its expense to assume, the defense of any such claim or any litigation resulting therefrom, with counsel reasonably satisfactory to such Indemnified Party, provided that the Indemnified Party may participate in such defense at its expense, notwithstanding the assumption of such defense by the Indemnifying Party, and provided, further, that if the defendants in any such action shall include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties and the reasonable fees and expenses of such counsel shall be paid by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall (i) furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom and
(ii) shall reasonably assist the Indemnifying Party in any such defense, provided that the Indemnified Party shall be entitled to be reimbursed by this Indemnifying Party for its out-of-pocket expenses paid in connection with such assistance.

                  (d) No Holder shall be required to participate in a registration pursuant to which it would be required to execute an underwriting agreement in connection with a registration effected under Section 6.2 or 6.3 which imposes indemnification or contribution

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obligations on such Holder more onerous than those imposed hereunder; provided, however, that the Company shall not be deemed to breach the provisions of
Section 6.2 or 6.3 if a Holder is not permitted to participate in a registration on account of his refusal to execute an underwriting agreement on the basis of this subsection (d).

         6.8 INFORMATION BY HOLDER. Each Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article VI or otherwise required by applicable state or federal securities laws.

         6.9 LIMITATIONS ON REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder (a) the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not limit the number of Registrable Securities sought to be included by the Holders of Registrable Securities or reduce the offering price thereof; or (b) the right to require the Company to initiate any registration of any securities of the Company.

         6.10 EXCEPTION TO REGISTRATION. The Company shall not be required to effect a registration under this Article VI if (i) in the written opinion of counsel for the Company, which counsel and the opinion so rendered shall be reasonably acceptable to the Holders of Registrable Securities, such Holders may sell without registration under the Act the Registrable Securities for which they requested registration under the provisions of the Act and in the manner and in the quantity in which the Registrable Securities were proposed to be sold, or (ii) the Company shall have obtained from the Commission a "no-action" letter to that effect; provided that this Section 6.10 shall not apply to sales made under Rule 144(k) or any successor rule promulgated by the Commission until after the effective date of the Company's initial registration of shares under the Act. Notwithstanding the foregoing, in no event shall the provisions of this
Section 6.10 be construed to preclude a Holder of Registrable Securities from exercising rights under Section 6.3 for a period of three years after the effective date of the Company's initial registration of shares under the Act.

         6.11 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities (as that term is used in Rule 144 under the Act) to the public without registration, the Company agrees to:

                  (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Act, at all times from and after ninety days following the effective date of the first registration under the Act filed by the Company for an offering of its securities to the general public;


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                  (b) use its best efforts to file with the Commission in a
timely manner all reports and other documents required of the Company under the Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                  (c) so long as a Purchaser owns any restricted securities, furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Act and Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

         6.12 LISTING APPLICATION. If shares of any class of stock of the Company shall be listed on a national securities exchange, the Company shall, at its expense, include in its listing application all of the shares of the listed class then owned by any Purchaser.

         6.13 DAMAGES. The Company recognizes and agrees that the holder of Registrable Securities shall not have an adequate remedy if the Company fails to comply with the provisions of this Article VI, and that damages will not be readily ascertainable, and the Company expressly agrees that in the event of such failure any Holder of Registrable Securities shall be entitled to seek specific performance of the Company's obligations hereunder and that the Company will not oppose an application seeking such specific performance based on there being an adequate remedy at law.